UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 001-34762

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 8.01    Other Events.

First Financial Bancorp. (NASDAQ:  “FFBC”) (“First Financial” or the “Company”) resumed repurchases of the Company’s common shares under a previously disclosed share repurchase plan.  First Financial previously announced in its third quarter 2012 earnings release and related 8-K filing dated October 25, 2012, that its board of directors approved a share repurchase plan under which the Company has the ability to repurchase up to 5,000,000 shares.  Under this plan, First Financial has previously repurchased 1,250,900 shares at a weighted average price per share of $15.41.  The Company expects to repurchase up to an additional 1,000,000 shares beginning in the third quarter 2015.  This target will be subject to market conditions, balance sheet composition and other considerations and will be reevaluated by the board of directors each quarter.  The Company expects to disclose a summary of total shares repurchased on a quarterly basis in future periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ John M. Gavigan
John M. Gavigan
Senior Vice President and Chief Financial Officer

Date:	September 8, 2015